Title of Document:	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing
Date of Document:	December 20, 2007
Grantor:	G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, a Delaware limited liability company
Grantor’s Address:	1551 N. Tustin Avenue, Suite 200 Santa Ana, California 92705
Grantee:	National City Bank, an national banking association
Grantee’s Address:	120 S. Central, 9th Floor Clayton, Missouri 63105
Legal Description:	See attached page labeled “Exhibit A”

This cover page is attached solely for the purpose of complying with the requirements stated in §§ 59.310.2; 59.313.2 RSMo 2001 of the Missouri Recording Act. The information provided on this cover page shall not be construed as either modifying or supplementing the substantive provisions of the attached instrument. In the event of a conflict between the provisions of the attached instrument and the provisions of this cover page, the attached instrument shall prevail and control.

TABLE OF CONTENTS

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EXHIBIT A EXHIBIT B	Legal Description Permitted Exceptions

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (“Deed of Trust”) is made as of the 20th day of December, 2007, by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, a Delaware limited liability company, whose address is 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705 (“Borrower”) (for recording and indexing purposes, “Grantor”), to BSPM TRUSTEE, INC., a Missouri corporation, whose address is 720 Olive Street, 24th Floor, St. Louis, Missouri 63101, (herein called “Trustee”), for the benefit of NATIONAL CITY BANK, a national banking association, its successors and assigns whose address is 120 S. Central, 9th Floor, Clayton, Missouri 63105 (“Lender”) (for recording and indexing purposes “Grantee”):

RECITALS:

(A) Lender has agreed to loan to Borrower the principal amount of Twenty-Two Million and 00/100 Dollars ($22,000,000.00) (“Loan”), evidenced by a certain Promissory Note of even date herewith made by Borrower payable to Lender in the principal amount of the Loan and due on December 30, 2010 (subject to extension as defined in the Note) (hereinafter as amended, restated or replaced from time to time, the “Note”), except as may be accelerated pursuant to the terms hereof or of the Note, or any Loan Documents (as such term is defined in the Note and incorporated herein).

(B) A condition precedent to Lender’s extension of the Loan to Borrower is the execution and delivery by Borrower of this Deed of Trust.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

Borrower does hereby irrevocably GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND WARRANT unto Trustee, IN TRUST FOREVER, WITH POWER OF SALE, all of the Borrower’s right, title and interest in and to the following to Lender, its successors and assigns, and grants a security interest in, the following described property, rights and interests (referred to collectively herein as “Property”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

THE REAL ESTATE located in the State of Missouri and legally described on Exhibit A attached hereto and made a part hereof (“Real Estate”);

TOGETHER WITH all improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by Borrower and on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of Borrower in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Borrower or on its behalf (“Improvements”);

TOGETHER WITH all easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, sewer systems, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues, future tap fees, and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Borrower of, in and to the same;

TOGETHER WITH all rents, revenues, issues, profits, proceeds, income, royalties, “accounts,” including “health-care-insurance receivables,” escrows, letter-of-credit rights (each as defined in the Code hereinafter defined), security deposits, deposits, impounds, reserves, tax refunds and other rights to monies from the Property and/or the businesses and operations conducted by Borrower thereon, to be applied against the Indebtedness (hereinafter defined); provided, however, that Borrower, so long as no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

TOGETHER WITH all interest of Borrower in all leases now or hereafter on the Property, whether written or oral (“Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Borrower to collect the rentals under any such Lease;

TOGETHER WITH all interest of Borrower in property management agreements, construction contracts, architect and engineer contracts, now owned or hereafter acquired, arising out of or in connection with the Property;

TOGETHER WITH all fixtures and articles of personal property now or hereafter owned by Borrower and forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, garages, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, storage units, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by Borrower and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness (as hereinafter defined); notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Deed of Trust and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute goods (as said term is used in the Uniform Commercial Code of the State of Missouri in effect from time to time (“Code”)), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in Lender, as a secured party, and Borrower, as Debtor, all in accordance with the Code; and

TOGETHER WITH all of Borrower’s interests in “general intangibles” including “payment intangibles” and “software” (each as defined in the Code) now owned or hereafter acquired and related to the Property, including, without limitation, all of Borrower’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which Borrower is or may become a party and which relate to the Property; (ii) all obligations and indebtedness owed to Borrower thereunder; (iii) all intellectual property related to the Property; and (iv) all choses in action and causes of action relating to the Property;

TOGETHER WITH all of Borrower’s accounts now owned or hereafter created or acquired as relate to the Property, including, without limitation, all of the following now owned or hereafter created or acquired by Borrower: (i) accounts, contract rights, health-care-insurance receivables, book debts, Note, drafts, and other obligations or indebtedness owing to the Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Borrower’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Borrower’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due to become due to the Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Borrower); (v) “securities”, “investment property,” “financial assets,” and “securities entitlements” (each as defined in the Code), and (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and all warranties, guarantees, permits and licenses in favor of Borrower with respect to the Property;

TOGETHER WITH all proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Property or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Property or proceeds of any sale, option or contract to sell the Property or any portion thereof.

TO HAVE AND TO HOLD the Property, unto Lender, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Property following the occurrence and during the continuance of any Event of Default.

FOR THE PURPOSE OF SECURING: (i) the payment of the Loan and all interest, late charges, LIBOR breakage charges, exit fee (if any), interest rate swap or hedge expenses (if any), reimbursement obligations, fees and expenses, if any, other indebtedness evidenced by or owing under the Note, any of the Loan Documents, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) all other indebtedness owed by Borrower to Lender; (iii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of Borrower or any other obligor to or benefiting Lender which are evidenced or secured by or otherwise provided in the Note, this Deed of Trust or any of the Loan Documents, any interest rate swap or hedge agreements now or hereafter entered into between Borrower and Lender; and (iv) the reimbursement to Lender of any and all sums incurred, expended or advanced by Lender pursuant to any term or provision of or constituting additional indebtedness under or secured by this Deed of Trust, any of the Loan Documents, or any interest rate swap or hedge agreements now or hereafter entered into between Borrower and Lender, with interest thereon as provided herein or therein (collectively, “Indebtedness”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

Borrower represents, warrants and covenants that (a) Borrower is the holder of the fee simple title to the Property, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of Lender and as otherwise described on Exhibit B attached hereto (“Permitted Exceptions”); and (b) Borrower has legal power and authority to mortgage and convey the Property.

Borrower covenants that, so long as any portion of the Indebtedness remains unpaid, Borrower will:

a. promptly repair, restore or rebuild any Improvements now or hereafter on the Property which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;

b. keep the Property in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to Borrower’s right to contest liens as permitted by the terms of paragraph 25 hereof);

c. pay when due the Indebtedness in accordance with the terms of the Note and the Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by Borrower under the Note, this Deed of Trust and the Loan Documents;

d. pay when due any indebtedness which may be secured by a permitted lien or charge on the Property on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to the Lender (subject to Borrower’s right to contest liens as permitted by the terms of paragraph 25 hereof);

e. complete within a reasonable time any Improvements now or at any time in the process of erection upon the Property;

f. comply with all requirements of law, municipal ordinances or, in all material respects, with all restrictions and covenants of record with respect to the Property and the use thereof;

g. obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Deed of Trust;

h. make no material alterations in the Property or demolish any portion of the Property without Lender’s prior written consent, except as required by law or municipal ordinance;

i. suffer or permit no change in the use or general nature of the occupancy of the Property, without the Lender’s prior written consent;

j. pay when due all operating costs of the Property;

k. not initiate or acquiesce in any zoning reclassification with respect to the Property, without Lender’s prior written consent;

l. provide and thereafter maintain adequate parking areas within the Property as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

m. not operate the Property, and shall exercise commercially reasonable efforts to prevent third party tenants from operating the Property except in compliance with all federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

Borrower will pay before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against Borrower, if applicable to the Property or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to Borrower’s right to contest the same, as provided by the terms hereof; and Borrower will pay all other charges prior to delinquency, including without limitation, governmental impositions, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Real Estate, now or hereafter levied or assessed or imposed against the Property or any part thereof, all ground rents, maintenance charges, charges for utility services provided to the Property and similar charges, encumbrances and liens, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all costs, fees and expenses of these Trusts, including cost of evidence of title and Trustee’s fees in connection with any foreclosure sale, whether completed or not, which amounts shall become due upon demand. Borrower will deliver to Lender, promptly upon Lender’s request, evidence reasonably satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, except liens permitted by the terms of this Deed of Trust. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the term of this Deed of Trust, Borrower shall furnish to Lender or shall cause its tenants to furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

Borrower shall keep the buildings and other insurable Property, now or hereafter erected, placed in or on the Real Estate, insured as may be required from time to time by the Lender in its reasonable discretion, against loss or damage by fire, lightning, windstorm, hail, explosion, aircraft, smoke, vandalism, malicious mischief, vehicle damage and other hazards, casualties and contingencies from time to time included under “Extended Coverage” policies, and to carry any other kinds of insurance in such amounts and for such periods as may from time to time be customary for similar property and sufficient to prevent Borrower and Lender from being co-insurers of any loss under the policy, and in all events not less than the full replacement value of the improvements and all property on the Real Estate, and at a minimum as follows: (i) Commercial general liability insurance, on an occurrence basis, providing coverage for those liabilities which is equal or broader than that currently covered by a CGL policy (ISO CGL form CG000l) with primary coverage of not less than $1,000,000 per occurrence and in the aggregate, with umbrella coverage of not less than $5,000,000 per occurrence and in the aggregate (the deductible or self-insured retention under such policy shall not exceed $25,000.00); (ii) Property insurance providing coverage equivalent to an “All risk” property insurance policy on the Property providing coverage for those risks which is equal or broader than that currently covered by a “special form” policy (ISO form CP 10 30) covering all Improvements, fixtures and equipment comprising the Property in an amount equal to the full replacement cost of the same, and in any event shall be maintained in amounts sufficient to avoid co-insurance (such insurance shall also contain the following endorsements: Business Income with Extra Expense Coverage; Extended Period of Indemnity for 360 days; Service Interruption; Ordinance or Law; Boiler and Machinery (without exclusion for explosion); Legal Liability, the deductible or self-insured retention under such policy shall not exceed $25,000.00); (iii) whenever structural construction repair or alterations are being made with respect to the Improvements, Builder’s completed value risk insurance, in non-reporting form, against all risks of physical loss, including collapse, covering the total value of work performed and equipment, supplies and materials furnished for or as the Property with delayed delivery coverage; and (iv) such other policies of insurance as Lender may from time to time reasonably require, including, without limitation, insurance for personal injury, business interruption/rent loss insurance. Such policies shall show that Lender is first Lender without contribution and named as loss payee thereunder. Not less than thirty (30) days prior to the expiration of any policy of insurance, Borrower will deliver to Lender evidence of renewal or new policies in like amounts covering the same risks. All insurance shall be carried in insurance companies having at least an A, Class XII rating by BEST Insurance Reports, and approved by Lender in its reasonable discretion and the policies shall include the standard provision making loss payable to Lender as its interest may appear. All certificates or policies of insurance shall be delivered to and be held by Lender, and Borrower will pay promptly when due all premiums for such insurance. All insurance policies shall bear a non-contributory first mortgage endorsement (in form satisfactory to Lender) in favor of Lender and shall provide for at least (10) days prior notice to Lender before such policy may be cancelled. Subject to subsections (i) – (ix) of this paragraph below, should any loss occur to the insured Property the insurance company or companies are hereby directed by the Borrower to make payment for such loss to the Lender only and not to the Borrower and Lender jointly, and the Lender is hereby appointed attorney in fact for the Borrower to make proof of loss if Borrower fails to do so promptly, and to receipt for any sums collected under said policies, which said sums or any part thereof, at the option of the Lender, may be applied as payment on any indebtedness hereby secured, or to the restoration or repair of the Property so destroyed or damaged or be released to Borrower. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. Borrower promptly will give notice to the Lender of any loss or damage to said Property and will not adjust or settle such loss without the written consent of Lender. In the event of the foreclosure of this Deed of Trust, all right, title and interest of Borrower in and to any insurance policy then in force shall pass to the purchaser at the foreclosure sale, and the Trustee is hereby appointed attorney in fact for the Borrower to assign and transfer said policies. Lender shall not be responsible for any insurance upon the Property or the collection of any insurance money or for the insolvency of any insurer. Notwithstanding the foregoing, Lender agrees that the net proceeds of insurance will be made available to Borrower for the cost of restoration or repair of the Property, provided that each of the following conditions is satisfied:

(i) The aggregate amount of such net proceeds of insurance is less than Two Million Dollars ($2,000,000);

(ii) No Event of Default has occurred and is continuing at the time of the damage or destruction or at any time prior to the restoration of the Property;

(iii) No Leases terminate as a result of the damage or destruction;

(iv) Borrower gives Lender written notice within thirty (30) days after the date the damage occurred that it intends to restore or repair the Property and requests that the net insurance proceeds be made available therefore, and Borrower thereafter promptly commences the restoration or repair and completes the same with reasonable diligence in accordance with plans and specifications approved by Lender in its reasonable discretion, subject to unavoidable delay;

(v) The net insurance proceeds are sufficient, in Lender’s reasonable judgment, to restore or repair the Property substantially to its condition prior to the damage or destruction or, if in Lender’s reasonable judgment they are not, Borrower deposits with Lender funds in an amount equal to the deficiency, which funds shall be expended prior to use of the net insurance proceeds;

(vi) Lender receives evidence satisfactory to the Lender that the Property can lawfully be restored or repaired substantially to its condition prior to the damage or destruction or such other condition as may be mutually acceptable to Lender and Borrower, and that, upon completion of the restoration or repair, the Property can be operated substantially as it was projected to operate before the damage or destruction or can be operated in another manner as may be mutually acceptable to Lender and Borrower;

(vii) The damage or destruction can be fully restored prior to the Maturity Date (as defined in the Loan Agreement and incorporated herein);

(viii) Sufficient rent/business interruption insurance is available to cover all required debt service on the Loan and pay the other expenses of the Property during the period of restoration or, if such insurance is not available, Borrower deposits with Lender funds in an amount sufficient to cover such debt service and other expenses; and

(ix) All insurance proceeds are paid to Lender and held by Lender for disbursement as provided elsewhere in this Deed of Trust with respect to construction disbursements in an account at National City Bank of the Midwest.

If all or any part of the Property is damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to Lender, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Borrower and the same shall be paid forthwith to Lender. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking Lender may declare the whole of the balance of the Indebtedness to be due and payable. Notwithstanding the provisions of this paragraph to the contrary, if any condemnation or taking of less than the entire Property occurs and provided that no Event of Default has occurred and is continuing, and if such partial condemnation, in the reasonable discretion of Lender, has no material adverse effect on the operation or value of the Property, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by Borrower, and Lender hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Borrower, any tax is due or becomes due in respect of the execution and delivery of this Deed of Trust, the Note or any of the Loan Documents, Borrower shall pay such tax in the manner required by any such law. Borrower further agrees to reimburse Lender for any sums which Lender may expend, to the extent reasonably incurred, by reason of the imposition of any such tax. Notwithstanding the foregoing, Borrower shall not be required to pay any income or franchise taxes of Lender.

Borrower acknowledges that, concurrently herewith, Borrower has executed and delivered to Lender, as additional security for the repayment of the Loan, an Assignment of Rents and Leases (“Assignment”) pursuant to which Borrower has assigned to Lender interests in the leases of the Property and the rents and income from the Property. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Deed of Trust. Borrower agrees to abide by all of the provisions of the Assignment.

If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Property or having an interest in Borrower, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Lender, notwithstanding such extension, variation, release or change.

If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Property from the value thereof for the purpose of taxation or (b) the imposition upon Lender of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Borrower, or (c) a change in the method of taxation of mortgages or debts secured by mortgages or Lender’s interest in the Property, or the manner of collection of taxes, so as to affect this Deed of Trust or the Indebtedness or the holders thereof, then Borrower, upon demand by Lender, shall pay such Taxes or charges, or reimburse Lender therefor; provided, however, that Borrower shall not be deemed to be required to pay any income or franchise taxes of Lender. Notwithstanding the foregoing, if in the opinion of counsel for Lender it is or may be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Lender may declare all of the Indebtedness to be immediately due and payable.

Following the occurrence and during the continuance of any Event of Default, Lender may, but need not, make any payment or perform any act herein required of Borrower in any form and manner deemed expedient by Lender, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Property or consent to any tax or assessment or cure any default of Borrower in any lease of the Property. All actual out-of-pocket monies paid for any of the purposes herein authorized and all expenses actually paid or reasonably incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by Lender in regard to any tax referred to in paragraph 6 above or to protect the Property or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by Borrower to Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate (as defined in the Note) then in effect. In addition to the foregoing, any actual out-of-pocket costs, expenses and fees, including reasonable attorneys’ fees, reasonably incurred by Lender in connection with (a) sustaining the lien of this Deed of Trust or its priority, (b) protecting or enforcing any of Lender’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Deed of Trust, any of the Loan Documents or the Property, including without limitation, bankruptcy and probate proceedings, or (e)  preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Deed of Trust, any of the Loan Documents or the Property, shall be so much additional Indebtedness, and shall become immediately due and payable by Borrower to Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate. The interest accruing under this paragraph 10 shall be immediately due and payable by Borrower to Lender, and shall be additional Indebtedness evidenced by the Note and secured by this Deed of Trust. Lender’s failure to act shall never be considered as a waiver of any right accruing to Lender on account of any Event of Default. Should any amount paid out or advanced by Lender hereunder, or pursuant to any agreement executed by Borrower in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Property or any part thereof, then Lender shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which Borrower, Lender and/or Trustee shall be named as defendant, unless brought by Trustee.

Borrower and Lender agree that this Deed of Trust shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of Borrower or held by the Lender (whether deposited by or on behalf of Borrower or anyone else) pursuant to any of the provisions of this Deed of Trust or the Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Deed of Trust, which personal property may not be deemed to be affixed to the Property or may not constitute a “fixture” (within the meaning of Section 9-102(41) of the Code) (which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “supporting obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Lender, and the Collateral and all of Borrower’s right, title and interest therein are hereby assigned to Lender, all to secure payment of the Indebtedness. All of the provisions contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property; and the following provisions of this paragraph shall not limit the applicability of any other provision of this Deed of Trust but shall be in addition thereto:

a. Borrower (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral and has rights in and the power to transfer the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting Lender and no other party, and liens and encumbrances, if any, expressly permitted by the Loan Documents.

b. The Collateral is to be used by Borrower solely for business purposes.

c. The Collateral will be kept at the Real Estate and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of Lender (being the Secured Party as that term is used in the Code), which consent shall not be unreasonably withheld, conditioned or delayed. The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

d. The only persons having any interest in the Collateral are Borrower, Lender and holders of interests, if any, expressly permitted hereby.

e. No Financing Statement (other than Financing Statements showing Lender as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and Borrower, at its own cost and expense, upon demand, will furnish to Lender such further information and will execute and deliver to Lender such financing statements and other documents in form satisfactory to Lender and will do all such acts as Lender may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting Lender and no other party and liens and encumbrances (if any) expressly permitted hereby; and Borrower will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by Lender to be desirable. Borrower hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral as all assets of Borrower (or words of similar effect), regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Lender in any jurisdiction prior to the date of this Deed of Trust.

f. Following the occurrence and during the continuance of an Event of Default hereunder, Lender shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as Borrower can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and Lender shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Borrower’s right of redemption in satisfaction of Borrower’s obligations, as provided in the Code. Lender may render the Collateral unusable without removal and may dispose of the Collateral on the Property. Lender may require Borrower to assemble the Collateral and make it available to Lender for its possession at a place to be designated by Lender which is reasonably convenient to both parties. Lender will give Borrower at least ten (10) days’ notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of Borrower hereinafter set forth at least ten (10) days before the time of the sale or disposition. Lender may buy at any public sale. Lender may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Property. If Lender so elects, the Property and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the actual out-of-pocket expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses reasonably incurred by Lender, shall be applied against the Indebtedness in such order or manner as Lender shall select. Lender will account to Borrower for any surplus realized on such disposition.

g. The terms and provisions contained in this paragraph 12, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

h. This Deed of Trust is intended to be a financing statement within the purview of Section 9-502 of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Property. The addresses of Borrower (Debtor) and Lender (Secured Party) are hereinbelow set forth. This Deed of Trust is to be filed for recording with the Recorder of Deeds of the county or counties where the Property are located.

i. To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Borrower or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Borrower, as lessor thereunder.

j. Borrower represents and warrants that:

i. Borrower is the record owner of the Property;

ii. Borrower’s chief executive office is located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705.

iii. Borrower’s state of formation is the State of Delaware;

iv. Borrower’s exact legal name is as set forth in the first paragraph of this Deed of Trust; and

v. Borrower’s organizational identification number is 4474557.

k. Borrower agrees that:

i. Where Collateral is in possession of a third party, Borrower will join with the Lender in notifying the third party of the Lender’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender;

ii. Borrower will cooperate with the Lender in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and

iii. Until the Indebtedness is paid in full, Borrower will not change the state where it is located or change its company name without giving the Lender at least 30 days’ prior written notice in each instance.

Other than in connection with a Permitted Transfer (defined below), Borrower, without the prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:

i. The Property or any part thereof or interest therein, excepting only sales or other dispositions of Collateral (herein called “Obsolete Collateral”) no longer useful in connection with the operation of the Property, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral;

ii. All or any portion of the beneficial interest or power of direction in or to the trust under which Borrower is acting, and all or any part of the partnership interests in a partnership Borrower and all or any part of the member interests in a limited liability company Borrower and all or any part of the shares of capital stock of a corporate Borrower;

iii. Any shares of capital stock of a corporation which is a general partner or member or manager in a partnership or limited liability company Borrower, or a corporation which is the owner of substantially all of the capital stock of any corporation described in this subparagraph (other than the shares of capital stock of a corporate trustee or a corporation whose stock is publicly traded on a national securities exchange or on the National Association of Securities Dealers’ Automated Quotation System);

iv. A pledge of all or any part of the interest of a member or manager, as the case may be, in a limited liability company Borrower or a limited liability company which is a general partner of a partnership Borrower; or

v. All or any part of the general partner or joint venture interest, as the case may be, of a partnership Borrower or a partnership which is a manager of a limited liability company Borrower or the conversion of a partnership Borrower to a corporation or limited liability company.

b. In determining whether or not to make the Loan, Lender evaluated the background and experience of Borrower and its members in owning and operating property such as the Property, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Property which is Lender’s security for the Note. Borrower and its members are well experienced in borrowing money and owning and operating property such as the Property, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision.

c. Upon the occurrence and during the continuance of an Event of Default, Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Distribution to any person, without Lender’s prior written consent, other than any Distribution that may be required to be made by Grubb & Ellis Healthcare REIT, Inc., to its shareholders in order to maintain its status as a REIT. A “Distribution” means and includes (i) any cash dividend or payment, (ii) any retirement or prepayment of debt securities (other than the Loan or as otherwise permitted hereunder) before their regularly scheduled maturity dates, (iii) any loan or advance to a member, shareholder or partner, (iv) any direct or indirect purchase, redemption or other acquisition or retirement of any class of its equity interest or capital stock. The foregoing limitations on Distributions shall not apply other than upon the occurrence and during the continuance of an Event of Default and, notwithstanding the foregoing, during such periods, Borrower may use rents, income and profits of the Property to make Distributions pursuant to Borrower’s organizational agreements and to pay management fees to its affiliate property management company for management of the Property.

d. The “Permitted Transfer” is any transfer made in accordance with the following Sections 13.d.i. or 13.d.ii:

i. a transfer of the indirect ownership interest in Borrower held by BD St. Louis Development, LLC to Grubb & Ellis Healthcare REIT Holdings, L.P. provided the following conditions are satisfied:

(i) No Event of Default shall have occurred and be continuing;

(ii) Lender is provided thirty (30) days’ notice of the intended transfer of ownership interest;

(iii) Lender is provided copies of all relevant documents in connection with such transfer of ownership interest, including organizational and authorization documentation as to the parties, and the deed or instrument of transfer; and

(iv) Borrower is in compliance with such other requirements as are customarily imposed by Lender in connection with such transactions.

ii. Notwithstanding anything to the contrary contained in either this Deed of Trust or any other Loan Document, the issuance, redemption, transfer or other conveyance of the following interests (X) will not constitute a transfer of direct or indirect ownership interests in Duke Realty Limited Partnership or Grubb & Ellis Healthcare REIT Holdings, L.P., as applicable, or of indirect interests in the Property, (Y) will not constitute a default or an Event of Default under the Guaranty, this Deed of Trust, or any other Loan Document, and (Z) do not require the consent of Lender:

(i) limited partnership interests in Duke Realty Limited Partnership or Grubb & Ellis Healthcare REIT Holdings, L.P.,

(ii) (iii) (iv)	stock in Duke Realty Corporation, stock in Duke Acquisition, Inc.; and/or shares in Grubb & Ellis Healthcare REIT, Inc.

Borrower shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Property, or become a shareholder of or a member or partner in any entity which acquires any property other than the Property, until such time as the Indebtedness has been fully repaid. Borrower’s articles of incorporation, partnership agreement or operating agreement, as applicable, shall limit its purpose to the acquisition, operation, management and disposition of the Property, and such purposes shall not be amended without the prior written consent of Lender. Borrower covenants:

a. To maintain its assets, accounts, books, records, financial statements, stationery, invoices, and checks separate from and not commingled with any of those of any other person or entity;

b. To conduct its own business in its own name, pay its own liabilities out of its own funds, allocate fairly and reasonably any overhead for shared employees and office space, if any, and to maintain an arm’s length relationship with its affiliates;

c. To hold itself out as a separate entity, correct any known misunderstanding regarding its separate identity, maintain adequate capital in light of its contemplated business operations, and observe all organizational formalities;

d. Not to guarantee or become obligated for the debts of any other entity or person or hold out its credits as being available to satisfy the obligations of others, including not acquiring obligations or securities of its partners, members or shareholders;

e. Not to pledge its assets for the benefit of any other entity or person or make any loans or advances to any person or entity; and

f. Not to enter into any contract or agreement with any party which is directly or indirectly controlling, controlled by or under common control with Borrower (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate.

Each of the following shall constitute an “Event of Default” for purposes of this Deed of Trust:

a. Borrower fails to pay (i) any installment of principal or interest payable pursuant to the Note within ten (10) days after the date when due, or (ii) any other amount payable to Lender under the Note, this Deed of Trust or any of the Loan Documents within twenty (20) days after the date when any such payment is due in accordance with the terms hereof or thereof;

b. Borrower fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower under the Note, this Deed of Trust or any of the Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Property, and the priority, validity and enforceability of the liens created by the Deed of Trust or any of the Loan Documents and the value of the Property are not impaired, threatened or jeopardized in any material respect, then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

c. the existence of any inaccuracy or untruth in any material respect in any representation or warranty contained in this Deed of Trust or any of the Loan Documents or of any statement or certification as to facts delivered to Lender by Borrower or any guarantor of the Note, in each case, as and when such representation, warranty, statement or certification was made;

d. Borrower or any guarantor of the Note files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Borrower or of all or any substantial part of the property of Borrower or any guarantor of the Note or any of the Property or all or a substantial part of the assets of Borrower or any guarantor of the Note are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within ninety (90) days;

e. the commencement of any involuntary petition in bankruptcy against Borrower or any guarantor of the Note or the institution against Borrower or any guarantor of the Note of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Borrower or any guarantor of the Note which shall remain undismissed or undischarged for a period of ninety (90) days;

f. the dissolution, termination or merger of Borrower or any guarantor of the Note;

g. the occurrence of a Prohibited Transfer; or

h. the occurrence of an “Event of Default” under the Note, or any of the Loan Documents.

If an Event of Default occurs, Lender may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to Borrower, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

Immediately upon and in the event of the occurrence of an Event of Default until such Event of Default is cured or waived:

a. Foreclosure. Lender (but without obligation so to do and without notice to or demand upon Borrower and without releasing Borrower from any obligation hereof, and without contesting the validity or amount of the same) shall have the right, at its option, to declare all sums secured hereby immediately due and payable and the Trustee, whether acting in person or by attorney-in-fact, appointed by instrument in writing, may proceed to sell the Property hereinbefore conveyed, or any part thereof, at public vendue or outcry, at the customary place in the county where the Property is located, to the highest bidder for cash, first giving the notice required by the laws of Missouri in respect to exercising power of sale under this Deed of Trust and any deed of trust then in effect. Trustee may postpone and change the time and place of sale of all or any portion of the Property by public announcement at any time and place fixed by it in said notice of sale and from time to time and place to place thereafter, without any further posting or notice thereof, may postpone such sale in public announcement to the time and place fixed by such postponement, whether or not said place fixed by any postponement be in the same city or other place as fixed in said notice of sale. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed of any matters of fact or otherwise shall be conclusive proof of truthfulness thereof. Any person, including Borrower, Trustee or Lender may purchase at such sale. The proceeds of any foreclosure sale of the Property shall be distributed and applied in the following order of priority: First, on account of all costs and expenses incident to the foreclosure proceedings; Second, all other items which, under the terms hereof, constitute indebtedness secured by this Deed of Trust additional to that evidenced by the Note, with interest on such items as herein provided; Third, to interest remaining unpaid upon the Note; Fourth, to the principal remaining unpaid upon the Note; and lastly, the remainder, if any, to the person or persons legally entitled thereto. Each time it shall become necessary to insert an advertisement for foreclosure and sale is not had, the Trustee shall be entitled to receive a fee for services and the amount of all advertising charges from the Borrower; and/or

b. Receivership. Lender shall be entitled, ex parte, to the appointment of a receiver of the Property without consideration of the value of the Property as security for amounts due or the solvency of any person liable for the payment of such amounts; and/or

c. UCC Remedies. Lender shall have the remedies of a secured party under the UCC, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as Borrower can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the UCC); and Lender shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Borrower’s right of redemption in satisfaction of Borrower’s obligations, as provided in the UCC. Lender may render the Collateral unusable without removal and may dispose of the Collateral on the Property. Lender may require Borrower to assemble the Collateral and make it available to Trustee for its possession at a place to be designated by Trustee which is reasonably convenient to both parties. Lender will give Borrower at least ten (10) days notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of Borrower hereinafter set forth at least ten (10) days before the time of the sale or disposition. Trustee or Lender may buy at any public sale. Trustee or Lender may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Property. If Lender so elects, the Property and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by Lender, shall be applied against the Note’ indebtedness in such order or manner as Lender shall select. Lender will account to Borrower for any surplus realized on such disposition. The terms and provisions contained in this paragraph, unless the context otherwise requires, shall have the meanings and be construed as provided in the UCC; and/or

d. Legal and Equitable Remedies. Lender may pursue every legal and equitable remedy available at law and at equity. Borrower and all persons dealing with the Property through or under the Borrower and their successors and assigns, including, without limitation all subsequent purchasers of all or any portion of the Property and all persons holding or obtaining an interest in the Property which is junior and subordinate to this Deed of Trust, by taking and accepting their respective conveyances, encumbrances, deeds of trust, or liens do hereby acknowledge, covenant and agree with Lender that (i) upon occurrence of an Event of Default in the repayment of the indebtedness secured hereby, or in the event of any Event of Default under the terms of this Deed of Trust, or under any other deed of trust or security agreement securing the same indebtedness as is secured by this Deed of Trust, in each case until such Event of Default is cured or waived, whether directly or by virtue of a cross-collateralization agreement or under any other loan document, the Lender may proceed to seek foreclosure or any other relief available at law or in equity in any order which Lender may determine, in Lender’s sole discretion, and Lender may proceed against any Property or collateral securing said indebtedness in any order which Lender elects without regard to any matters which could or might be raised by any subsequent purchaser or by any junior lienor or encumbrancer under those certain equitable doctrines known as the doctrine of “marshalling of assets” and the doctrine of “inverse order of alienation”, (ii) they will not assert, and they do hereby waive any right to assert, the doctrine of marshalling of assets or any similar equitable doctrines, and (iii) they will not assert, and they do hereby waive any right to assert, the doctrine of inverse order of alienation or any similar equitable doctrines; and/or

e. Possession After Foreclosure. Should the Borrower remain in possession of said Property after a foreclosure sale hereunder, then in that event the relation of landlord and tenant shall be created and shall exist between any purchaser at such foreclosure sale and the Borrower, from and after said foreclosure sale, and such relation of landlord and tenant shall be a tenancy at will of the purchaser at such foreclosure sale and, should such tenant refuse to surrender said Property upon demand, the purchaser shall thereupon be entitled to institute and maintain an action for possession of said Property, provided, however, that the purchaser at the sale may, at such purchaser’s option, either affirm or disaffirm, within a reasonable time after the sale, any leases placed on the Property after the date of this instrument and in effect at the time of foreclosure sale.

At any time following the occurrence and during the continuance of an Event of Default, Borrower shall, upon demand of Lender, surrender to Lender possession of the Property. Lender, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Property, together with all documents, books, records, papers and accounts relating thereto, and may exclude Borrower and its employees, agents or servants therefrom, and Lender may then hold, operate, manage and control the Property, either personally or by its agents. Lender shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, Lender shall have full power to:

a. cancel or terminate any lease or sublease for any cause or on any ground which would entitle Borrower to cancel the same;

b. elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

c. extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Borrower and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

d. make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property as Lender deems are necessary;

e. insure and reinsure the Property and all risks incidental to Lender’s possession, operation and management thereof; and

f. receive all of such avails, rents, issues and profits.

Lender may at any time, either orally or by instrument in writing, appoint a successor Trustee in lieu of the Trustee herein named or in lieu of any successor Trustee, who shall thereupon become invested with all the title, power, authority and duties hereby conferred upon Trustee herein, the same as if said successor had been named original Trustee by this instrument. Notwithstanding any contrary provision of this instrument, the Lender shall indemnify, defend and hold harmless the Trustee from and against any and all claims, liabilities, penalties, costs, including attorney’s fees, arising from any claim, demand, order, or other action or dispute related in any way to Trustee’s duties under this Deed of Trust.

Lender, in the exercise of the rights and powers hereinabove conferred upon it, at any time following the occurrence and during the continuance of an Event of Default, shall have full power to use and apply the avails, rents, issues and profits of the Property to the payment of or on account of the following, in such order as Lender may determine:

a. to the payment of the operating expenses of the Property, including cost of management and leasing thereof (which shall include compensation to Lender and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

b. to the payment of taxes and special assessments now due or which may hereafter become due on the Property; and

c. to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

Each right, power and remedy herein conferred upon Lender is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

Lender and its representatives shall have the right to inspect the Property and the books and records with respect thereto at all reasonable times upon not less than twenty-four (24) hours prior notice to Borrower, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

Lender shall release this Deed of Trust and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by Lender in connection with the execution of such release.

Any notices, communications and waivers under this Deed of Trust shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

To Lender:	National City Bank 120 S. Central, 9th Floor Clayton, MO 63105 Attn.: William R. Bennett, Jr.

With a copy to:	Blackwell Sanders LLP 720 Olive St., 24th Floor St. Louis, Missouri 63101 Attn.: John P. McNearney
To Borrower:	G&E Healthcare REIT Chesterfield Rehab Hospital, LLC 1551 N. Tustin, Suite 200 Santa Ana, California 92705 Attn.: Shannon Johnson
With a copy to:	Cox, Castle & Nicholson, LLP 2049 Century Park East, 28th Floor Los Angeles, California 90067 Attn.: Adriana Vesci
With a copy to:	Duke Realty Limited Partnership Attn: Jason Sturman 600 E 96th Street, Suite 100 Indianapolis, IN 46240 Fax: (317) 808-6794

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Lender to Borrower. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the indebtedness secured hereby or performance under the Guarantees (as defined in the Note and incorporated herein).

Notwithstanding anything to the contrary contained in any of the Loan Documents, Borrower shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Property or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Property (all herein called “Contested Liens”), and no Contested Liens shall constitute an Event of Default hereunder, if, but only if:

a. Borrower shall forthwith give notice of any Contested Lien to Lender at the time the contest of the same shall be asserted;

b. Borrower shall either pay under protest or deposit with Lender the full amount (herein called “Lien Amount”) of such Contested Lien, together with such amount as Lender may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Borrower may furnish to Lender a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to Lender in the exercise of its reasonable discretion;

c. Borrower shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Property, and shall permit Lender to be represented in any such contest and shall pay all expenses actually incurred, in so doing, including the reasonable fees and expenses of Lender’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand);

d. Borrower shall pay such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to Borrower, or (ii) forthwith upon demand by Lender if, in the reasonable opinion of Lender, and notwithstanding any such contest, the Property shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Borrower shall fail so to do, Lender may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Lender to obtain the release and discharge of such liens; and any amount actually expended by Lender in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that Lender may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

a. Borrower will pay all actual out-of-pocket expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Deed of Trust or any of the Loan Documents, including without limitation, Lender’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Deed of Trust and the Loan Documents, all filing, registration and recording fees, all other reasonably incurred expenses incident to the execution and acknowledgment of this Deed of Trust and all federal, state, county and municipal taxes, and other taxes (provided Borrower shall not be required to pay any income or franchise taxes of Lender), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Deed of Trust. Borrower recognizes that, during the term of this Deed of Trust, Lender:

i. May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Lender shall be a party by reason of the Loan Documents or in which the Loan Documents or the Property are involved directly or indirectly;

ii. May make preparations during the existence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

iii. May make preparations during the existence of an Event of Default hereunder for, and do work in connection with, Lender’s taking possession of and managing the Property, which event may or may not actually occur;

iv. May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

v. May enter into negotiations with Borrower or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Property, the assumption of liability for any of the Indebtedness or the transfer of the Property in lieu of foreclosure; or

vi. May enter into negotiations with Borrower or any of its agents, employees or attorneys pertaining to Lender’s approval of actions taken or proposed to be taken by Borrower which approval is required by the terms of this Deed of Trust.

b. All expenses, charges, costs and fees described in this paragraph 26 shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by Borrower forthwith upon demand.

Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Lender in its reasonable discretion, consistently applied and furnish to Lender:

a. Semi-annual operating statements of the Property, prepared and certified by Borrower in the form required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and capital improvements for that six-month period and containing appropriate year to date information, within forty five (45) days after the end of each six-month period ending June 30 and December 31 each year;

b. Annual financial reports including balance sheet and profit and loss statements of Borrower in the form required by Lender, prepared and certified by Borrower in the form required by Lender within seventy five (75) days after the close of each fiscal year of Borrower;

c. Annual tax returns of Borrower prepared by a certified public accountant reasonably acceptable to Lender within thirty (30) days after filing; Lender hereby acknowledges that a tax return for Borrower prepared by a certified public accountant employed by Borrower’s parent company is acceptable to Lender;

d. Such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender in its reasonable discretion;

e. Annual audited financial statements with respect to all guarantors of the Loan, audited by an independent certified public accountant within the later of 90 days after the close of each fiscal year or 10 days after filing the Annual report on Form 10-K with the SEC; and

f. Convenient facilities for the examination and audit of any such books and records.

Borrower, within ten (10) business days after being so requested by Lender, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Deed of Trust, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof; provided, however, unless an Event of Default shall have occurred and is continuing, Lender shall not request such statement more frequently than once each calendar quarter during the term of the Loan.

Upon request of Lender, Borrower shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things, in each case, as may reasonably be necessary fully to effectuate the intent of this Deed of Trust and of the Loan Documents.

Borrower hereby covenants and agrees that no liability shall be asserted or enforced against Lender or Trustee in the exercise of the rights and powers granted to Lender or Trustee in this Deed of Trust, and Borrower hereby expressly waives and releases any such liability, except to the extent of Lender’s gross negligence, willful misconduct, bad faith or illegal acts. Borrower shall indemnify and save Lender and Trustee harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and court costs but excluding punitive or other exemplary damages, diminution in value, lost profits or lost opportunity costs) (collectively, “Claims”) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender or Trustee at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Lender or Trustee may or does become a party, either as plaintiff or as a defendant, by reason of this Deed of Trust or for the purpose of protecting the lien of this Deed of Trust; (b) the offer for sale or sale of all or any portion of the Property; and (c) the ownership, leasing, use, operation or maintenance of the Property, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Property to Lender (or any third party) in accordance with the terms of this Deed of Trust; provided, however, that Borrower shall not be obligated to indemnify or hold Lender harmless from and against any Claims directly arising from the gross negligence, willful misconduct, bad faith or illegal acts of Lender. All costs provided for herein and paid for by Lender shall be so much additional Indebtedness and shall become immediately due and payable upon demand by Lender and with interest thereon from the date incurred by Lender until paid at the Default Rate.

Borrower acknowledges that concurrently herewith Borrower has executed and delivered to Lender an Environmental Indemnity Agreement (“Indemnity”) pursuant to which Borrower and Guarantor (as defined in the Note) have indemnified Lender for certain environmental matters concerning the Property, as more particularly described therein. The provisions of the Indemnity are hereby incorporated herein and this Deed of Trust shall secure the obligations of Borrower thereunder. Borrower agrees to abide by all of the provisions of the Indemnity.

a. Successors and Assigns. This Deed of Trust and all provisions hereof shall be binding upon and enforceable against Borrower and its assigns and other successors. This Deed of Trust and all provisions hereof shall inure to the benefit of Lender, its successors and assigns and any holder or holders, from time to time, of the Note.

b. Invalidity of Provisions. In the event that any provision of this Deed of Trust is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Deed of Trust and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

c. Relationship of Lender and Borrower. Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of their respective businesses, and, without limiting the foregoing, Lender shall not be deemed to be such partner, joint venturer, agent or associate on account of Lender becoming a Lender in possession or exercising any rights pursuant to this Deed of Trust, any of the Loan Documents, or otherwise. The relationship of Borrower and Lender hereunder is solely that of debtor/creditor.

d. Time of the Essence. Time is of the essence of the payment by Borrower of all amounts due and owing to Lender under the Note and the Loan Documents and the performance and observance by Borrower of all terms, conditions, obligations and agreements contained in this Deed of Trust and the Loan Documents.

e. No Merger. The parties hereto intend that the Deed of Trust and the lien hereof shall not merge in fee simple title to the Property, and if Lender acquires any additional or other interest in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in the fee simple title and this Deed of Trust may be foreclosed as if owned by a stranger to the fee simple title.

f. Governing Law. This Deed of Trust and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

g. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER EACH HEREBY CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS DEED OF TRUST WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

h. VENUE AND JURISDICTION. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY, MISSOURI AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE PROPERTY, OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

i. Complete Agreement. This Deed of Trust, the Note and the Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both Borrower and Lender.

j. Statute of Frauds. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

k. Liability of Indirect Owners. Except for any obligations of any indirect owner of Borrower under any guaranty or indemnity executed by such owner in favor of Lender in connection with the Loan, no such indirect owner of Borrower shall be personally liable, and Lender shall not commence or prosecute any action against any such party, for payment or performance of any Loan obligation; and Lender shall not seek or obtain a deficiency judgment against any such party in connection with the Loan.

[Signatures on Following Pages]

IN WITNESS WHEREOF, Borrower has executed and delivered this Deed of Trust the day and year first above written.

BORROWER:

G&E HEALTHCARE REIT CHESTERFIELD REHAB HOSPITAL, LLC, a Delaware limited liability company

By: /s/ Andrea R. Biller
Print Name: Andrea R. Biller, Executive Vice
President
Title: Authorized Signatory

See attached

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) SS.

COUNTY OF ORANGE)

On December 14, 2007 before me, P.C. Han, Notary Public, personally appeared Andrea R. Biller, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal. /s/ PC Han (Signature of Notary) (SEAL)	[P.C. Han Commission # 1753200 Notary Public — California Orange County My Comm. Expires Jun 25, 2011]

My Commission Expires:

June 25, 2011